SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant        [ x ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))

[ x ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


 __________________________PAR Technology Corporation_________________________
                (Name of Registrant as Specified In Its Charter)

______________________________________________________________________________
      (Name of Person(s) Filing Proxy Statement if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[ x ]  No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)Title of each class of securities to which transaction applies:
         _____________________.

       2)Aggregate number of securities to which transaction applies:
         ____________________.

       3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         _______________________________________________________.

       4)Proposed maximum aggregate value of transaction:
         __________________________.

       5)Total fee paid:
         ______________________________________________________.

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)Amount Previously Paid:  _________.

       2)Form, Schedule or Registration Statement No.:  _________.

       3)Filing Party:   _________.

       4)Date Filed:  __________.

[GRAPHIC - Company Logo]
PAR Technology Corporation
8383 Seneca Turnpike, New Hartford, NY  13413-4991


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON THURSDAY, MAY 20, 1999


Dear PAR Technology Shareholder:

The Annual Meeting of Shareholders of PAR Technology Corporation (the "Company") is scheduled to be held at the main office of the Company located at 8383 Seneca Turnpike, New Hartford, New York on, Thursday, May 20, 1999, at 4:00 PM, local time, for the following purposes:

1. To elect one Director of the Company for a term of office to expire at the third succeeding Annual Meeting of Shareholders;

2. To ratify the action of the Board of Directors amending the PAR Technology Corporation 1995 Stock Option Plan to reserve an additional 500,000 shares of the Company's common stock for issuance under the Plan.

3. To ratify the selection of PricewaterhouseCoopers LLP as the independent accountants for the Company for the year 1999; and

4.   Such other business as may properly come before the Meeting.

Only holders of record of the Company's common stock at the close of business on April 8, 1999 will be entitled to vote at the Meeting.

Every Shareholder's vote is important. Whether or not you plan to attend the Meeting, we request you complete, sign, date and return the enclosed proxy card promptly so your shares will be represented. Any person giving a proxy has the power to revoke it at any time before it is exercised and Shareholders of record who are present at the Meeting may withdraw their proxies and vote in person.

                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              Gregory T. Cortese
                                              Secretary

New Hartford, New York
April 20, 1999


PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

[GRAPHIC - Company Logo]
PAR Technology Corporation
8383 Seneca Turnpike
New Hartford, NY  13413-4991



April 20, 1999

                                 PROXY STATEMENT

                         Annual Meeting of Shareholders
                             Thursday, May 20, 1999


The enclosed proxy is solicited by the Board of Directors of PAR Technology Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held at 4:00 PM, local time, on May 20, 1999, and at any adjournment thereof.

Please complete, sign, date and return the enclosed proxy. When proxies in the form enclosed are returned properly executed, the shares represented thereby will be voted in accordance with the directions of the Shareholder. When no direction has been given by the Shareholder, the proxy will be voted FOR the election of the Director named below; FOR ratification of the action by the Board of Directors amending the Company's 1995 Stock Option Plan to reserve an additional 500,000 shares of the Company's common stock for issuance under the Plan and FOR the ratification of PricewaterhouseCoopers LLP as independent accountants for 1999. The proxy solicited hereby may be revoked at any time prior to its exercise by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Company at the address set forth above, or by attending the Meeting and voting in person.

The cost of preparing and mailing this Notice and Proxy Statement and the enclosed proxy will be borne by the Company. In addition to the use of the mails, some of the officers, Directors and regular employees of the Company may solicit proxies in person, by telephone or other electronic means and may solicit brokers and other persons holding shares beneficially owned by others to procure from the beneficial owners consents to the execution of proxies. The Company will reimburse such brokers and other persons their reasonable fees and expenses for sending solicitation material to principals and obtaining their instructions.

The Company's Annual Report to its Shareholders for the year ended December 31, 1998, including audited financial statements, accompanies this Proxy Statement. That report is not incorporated in this Proxy Statement by reference. The approximate date on which this Proxy Statement and the accompanying form of proxy are first being sent or given to security holders is April 20, 1999.

              RECORD DATE, OUTSTANDING COMMON STOCK, VOTING RIGHTS

Only Shareholders of record at the close of business on April 8, 1999, will be entitled to vote at the Annual Meeting or any adjournments thereof. As of that date, there were 8,420,465 shares of the Company's common stock outstanding and entitled to vote. The holders of shares representing 4,210,234 votes, represented in person or by proxy, shall constitute a quorum to conduct business.

Each share of common stock entitles the holder thereof to one vote on all matters to come before the Meeting including the election of the Director.

A Shareholder may, with respect to the election of the Director (i) vote for the nominee named herein, or (ii) withhold authority to vote for such nominee. The election of the Director requires a plurality of the votes cast. Accordingly, withholding authority to vote for the Director nominee will not prevent him from being elected.

A Shareholder may, with respect to the ratification of the amendment of the Company's 1995 Stock Option Plan to reserve an additional 500,000 shares of the Company's common stock for issuance under the Plan: (i) vote "FOR", (ii) vote "AGAINST" or (iii) "ABSTAIN" from voting. A majority of the votes cast by the holders of shares of capital stock present or represented by proxy and entitled to vote thereon (a quorum being present) is required to ratify the amendment of the 1995 Stock Option Plan. A vote to abstain from voting on this proposal has the legal effect of a vote against the matter.

A Shareholder may, with respect to the ratification of the selection of PricewaterhouseCoopers LLP as independent accountants: (i) vote "FOR", (ii) vote "AGAINST" or (iii) "ABSTAIN" from voting. A majority of the votes cast by the holders of shares of capital stock present or represented by proxy and entitled to vote thereon (a quorum being present) is required to ratify the selection of independent accountants. A vote to abstain from voting on this proposal has the legal effect of a vote against the matter.

A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a particular matter. This could occur, for example, when a broker or bank is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. These "non-voted shares" will be considered shares not present and entitled to vote on such matters, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. Non-voted shares will not affect the determination of the outcome of the vote on any proposal to be decided at the meeting.


Proposal 1:  Election of Directors

Under the Company's Certificate of Incorporation, the members of the Board are divided into three classes with approximately one-third of the Directors standing for election at each Annual Meeting of Shareholders. The Directors are elected for a three-year term of office, and will hold office until their respective successors have been duly elected and qualified. The class of Directors which was elected to hold office until the 1999 Annual Meeting of Shareholders consists of one Director. Therefore, at this meeting, one Director will be elected for a three-year term expiring at the Annual Meeting held in 2002. Unless a contrary direction is indicated, shares represented by valid proxies in the accompanying form will be voted FOR the election of the nominee named below. The nominee for Director named below is currently a member of the Board.

The Board of Directors has no reason to believe that the nominee will be unable or unwilling to serve if elected. In the event that the nominee named below shall become unable or unwilling to accept nomination or election as a Director, it is intended that such shares will be voted, by the persons named in the enclosed proxy, for the election of a substitute nominee selected by the Board, unless the Board should determine to reduce the number of Directors pursuant to the By-Laws of the Company.

The names of the nominee and each of the Directors, their ages as of April 20, 1999, the year each first became a Director, their principal occupations during at least the past five years, other Directorships held by each as of the date hereof and certain other biographical information are as set forth below by class, in order of the next class to stand for election.

                 NOMINEE FOR ELECTION TO THE BOARD OF DIRECTORS

            Term Expiring at the 2002 Annual Meeting of Shareholders
            --------------------------------------------------------

DR. JAMES C. CASTLE               Chairman and CEO
                                  USCS International, Inc.

Dr. Castle, age 62, was appointed a Director of the Company in December 1989. He has been Chairman and CEO of USCS International since August 1992. From August 1991 until assuming his current position with USCS International, Dr. Castle was President and CEO of Teradata Corporation. He currently also serves as a Director of Leasing Solutions, Inc., ADC Telecommunications, Inc., PMI Group, Inc. and DST Systems, Inc.


             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

            Term Expiring at the 2000 Annual Meeting of Shareholders
            --------------------------------------------------------

MR. SANGWOO AHN                   Partner
                                  Morgan Lewis Githens & Ahn, LP
                                  Investment Bankers

Mr. Ahn, age 60, is one of the founders of the investment banking firm Morgan Lewis Githens & Ahn, LP. He has held the above position since 1982. Mr. Ahn is Chairman of the Board of Directors of Gradall Industries, Inc. and Quaker Fabric Corporation. He is also a member of the Board of Directors of ITI Technologies, Inc., Kaneb Services, Inc., Kaneb Pipeline Partners, L.P. and Stuart Entertainment, Inc. Mr. Ahn has been a Director of the Company since March 1986.

MR. J. WHITNEY HANEY              Director

Mr. Haney, age 64, was the previous President of ParTech, Inc. from 1988 to 1997. Mr. Haney retired as an employee of ParTech, Inc. in January, 1998. Mr. Haney has been a Director of the Company since April 1988.


            Term Expiring at the 2001 Annual Meeting of Shareholders
            --------------------------------------------------------

DR. JOHN W. SAMMON, JR.           Chairman of the Board and President

Dr. Sammon, age 60, is the founder of the Company and has been the President and a Director since its incorporation in 1968. He was elected Chairman of the Board in 1983. Dr. Sammon was appointed President of ParTech, Inc. in December 1997 and also currently holds various positions with other subsidiaries of the Company.

MR. CHARLES A. CONSTANTINO        Executive Vice President

Mr. Constantino, age 59, has been a Director of the Company since 1970 and has been Executive Vice President since 1974. He also holds various positions with one or more subsidiaries of the Company.

                        BOARD OF DIRECTORS AND COMMITTEES

The business of the Company is under the general direction of the Board as provided by the By-Laws of the Company and the laws of Delaware, the state of incorporation. The Board met five times during the fiscal year ending December 31, 1998. All members of the Board attended more than 75% of the total number of meetings of the Board and Board committees on which they served. The Board has four standing committees: Executive, Audit, Compensation and Stock Option.

The Executive Committee. The Executive Committee is composed of three Directors:
Dr. Sammon (Chairman), Mr. Constantino and Mr. Ahn. The Executive Committee did not meet in 1998. The Executive Committee meets when required on short notice during intervals between meetings of the Board and has authority to exercise all of the powers of the Board in the management and direction of the business and affairs of the Corporation in all cases in which specific directions shall not have been given by the Board and subject to the limitations of the General Corporation Law of the State of Delaware.

The Audit Committee. The Audit Committee consists of two Directors: Mr. Ahn (Chairman) and Dr. Castle. The Audit Committee met twice in 1998. The Audit Committee recommends the appointment of the independent auditors, consults with the independent auditors on the plan of audit, reviews the activities and reports of the independent auditors and reports the results of such to the Board, and reviews and makes recommendations concerning internal accounting controls.

The Compensation  Committee.  The  Compensation  Committee is comprised of three
Directors: Mr. Ahn (Chairman), Dr. Sammon and Mr. Constantino. The Compensation Committee met one time in 1998. The Committee, which meets as required, reviews and establishes the compensation of the executive officers and other principal officers of the Company and its subsidiaries. The salaries and other compensation of any executive officers who are members of the Compensation Committee are subject to approval by the Board. The Committee also reviews and recommends to the Board compensation for outside Directors for service on the Board and committees of the Board, makes recommendations to the Stock Option Committee for stock option awards and recommends to the Board changes in the
Company's incentive plans. The Report of the Compensation Committee set forth below describes the responsibilities of this committee, and discloses the basis for the compensation of the Chief Executive Officer, including the factors and criteria upon which that compensation was based; compensation policies applicable to the Company's executive officers; and the specific relationship of corporate performance to executive compensation for 1998.

Stock Option Committee. The Stock Option Committee is composed of two Directors:
Dr. Sammon (Chairman) and Mr. Constantino, both of whom are "disinterested persons" within the meaning of Rule 16b-3 as promulgated under the Security Exchange Act of 1934, as amended, and in compliance with the Company's 1995 Stock Option Plan. The Stock Option Committee met one time in 1998. The Committee, which meets as required, reviews recommendations of the Compensation Committee for stock option awards and otherwise serves as the administrative body for the Stock Option Plan.

                              DIRECTOR COMPENSATION

Directors who are employees of the Company are not separately compensated for serving on the Board. All other Directors receive annual retainers of $10,000 for membership on the Board and an attendance fee of $1,000 per day for attendance at Board meetings and any Committee meetings held on the same day and $500 per day, prorated accordingly, for Committee meetings held on days other than Board meeting days. All Directors are also reimbursed for all reasonable expenses incurred in attending meetings. In addition, for serving on the Board, each non-employee Director receives an initial Nonqualified Stock Option to purchase 12,500 shares of the Company's common stock at the fair market value of the stock on the date of grant, vesting 20% per year over five years. From time to time, at the Board's discretion, such non-employee Directors may be granted additional Nonqualified Stock Options under the then existing stock option plan(s).

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities Exchange Commission, the New York Stock Exchange and the Company. To the Company's knowledge, based solely on its review of the copies of such reports received by the Company and written representations from certain reporting persons that they were not required to file Form 5's, the Company believes that during 1998 all filing requirements were met except for the following: due to an administrative error, there was a failure to file on a timely basis a Form 4, Statement of Changes in Beneficial Ownership, on behalf of Mr. Lane relative to the purchase of stock by Mr. Lane on September 4, 1998. Upon discovery of the omission, the appropriate disclosure form was filed.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company's common stock as of March 31, 1999, by each Director, by each of the Executive Officers named in the Summary Compensation Table below and by all Directors and Executive Officers as a group. The table also sets forth information regarding the ownership of the Company's common stock by Wellington Management Company, LLP and Dimensional Fund Advisors, Inc. based on Schedule 13G's filed by these entities (February 10, 1999 and February 11, 1999 respectively) with the Securities and Exchange Commission.

                                                     Amount and Nature of
Name of Beneficial Owner or Group                  Beneficial Ownership (F1)   Percent of Class (F11)
---------------------------------                  -------------------------   ----------------------

   Dr. John W. Sammon, Jr. ............................    3,883,300 (F2)            46.12%
   Charles A. Constantino..............................      389,728 (F3)             4.63%
   J. Whitney Haney....................................      161,255 (F4)             1.88%
   Sangwoo Ahn.........................................       55,000 (F5)              *
   Albert Lane, Jr. ...................................       27,400 (F6)              *
   Ronald J. Casciano .................................       25,800 (F7)              *
   Dr. James C. Castle ................................       10,000 (F8)              *
   All Directors and Executive Officers
   as a Group (7 persons)..............................    4,552,483                 52.72%

Other Principal Beneficial Owners
---------------------------------

   Wellington Management Company, LLP                        647,000 (F9)             7.40%
   Dimensional Fund Advisors, Inc.                           613,400 (F10)            7.02%

_____________________________

*    Represents less than 1%

(F1) Except as otherwise noted, each individual has sole voting and investment power with respect to all shares.

(F2) Does not include 254,570 shares beneficially owned by Dr. Sammon's wife, Deanna D. Sammon. Dr. Sammon disclaims beneficial ownership of such shares.

(F3) Does not include 3,800 shares owned by Mr. Constantino's wife, Elaine Constantino. Mr. Constantino disclaims beneficial ownership of such shares.

(F4) Includes 157,775 shares which Mr. Haney has or will have the right to acquire pursuant to the Company's stock option plans as of May 30, 1999.

(F5) Includes 10,000 shares which Mr. Ahn has or will have the right to acquire pursuant to the Company's stock option plans as of May 30, 1999.

(F6) Includes 16,000 shares which Mr. Lane has or will have the right to acquire pursuant to the Company's stock option plans as of May 30, 1999.

(F7) Includes 25,400 shares which Mr. Casciano has or will have the right to acquire pursuant to the Company's stock option plans as of May 30, 1999.

(F8) Includes 5,000 shares which Dr. Castle has or will have the right to acquire pursuant to the Company's stock option plans as of May 30, 1999.

(F9) Information obtained from Schedule 13G filed with the Securities and Exchange Commission (the "Commission") on February 10, 1999 by Wellington Management Company, LLP ("WMC"), a registered investment advisor.
     Represents shares acquired by Wellington Trust Company, N.A., a wholly-owned subsidiary of WMC, which are held of record by clients of WMC. WMC has shared voting power as to 500,000 shares and shared dispositive power as to all of the shares.

(F10)Information obtained from Schedule 13G filed with the Commission on February 11, 1999 by Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor. Dimensional is deemed to have beneficial ownership of the shares all of which are owned by registered investment companies and investment vehicles ("Portfolios") to which Dimensional furnishes investment advice or serves as investment manager. Dimensional disclaims beneficial ownership of all the shares. Based on the Schedule 13G, Dimensional, in its role as investment advisor and investment manager, possesses sole voting and dispositive power as to all of the shares.

(F11)Percent of Class is calculated utilizing 8,420,465 which is the number of the Company's outstanding shares as of March 31, 1999.


The address for Dr. John W. Sammon, Jr. is c/o PAR Technology Corporation; PAR Technology Park; 8383 Seneca Turnpike; New Hartford, NY 13413-4991. The address for Wellington Management Company, LLP is 75 State Street, Boston, MA 02109. The address for Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

                             EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation for each of 1998, 1997 and 1996 awarded to, earned by, or paid to the Chief Executive Officer and the most highly compensated Executive Officers of the Company other than the Chief Executive Officer.

                           Summary Compensation Table


                                                                  Long Term
                                                                   Compen-
                                                                    sation
                                    --------------------------------------------------
                                       Annual Compensation          Awards
                                    --------------------------------------------------
                                                                  Securities
                                                                  Underlying All Other
                                                                   Options/   Compen-
Name and                                                 Bonus     SAR's (#)  sation
Principal Position                   Year    Salary       (F1)       (F2)      (F3)
------------------                  --------------------------------------------------
Dr. John W. Sammon, Jr ...........   1998   $219,492   $ 30,100          0   $  8,113
Chairman of the Board, ...........   1997   $214,154          0          0   $ 13,039
President, Director and ..........   1996   $207,916          0          0   $  1,910
President, ParTech, Inc. .........

Charles A. Constantino ...........   1998   $189,850   $ 28,100          0   $  8,113
Executive Vice President .........   1997   $185,233   $ 45,000          0   $ 13,039
and Director .....................   1996   $179,838          0          0   $  1,910

Albert Lane, Jr ..................   1998   $159,750   $ 76,700     20,000   $  8,113
President, Rome Research .........   1997   $152,250   $133,985          0   $ 13,039
Corporation and PAR Government ...   1996   $153,439          0          0   $  1,910
Systems Corporation

Ronald J. Casciano ...............   1998   $129,300   $ 16,500          0   $  6,699
Vice President, C.F.O. & Treasurer   1997   $115,360   $ 20,000          0   $ 10,465
                                     1996   $105,560          0          0   $  1,661
----------

(F1) Cash bonus awards earned in the respective fiscal year.

(F2) Represents  stock options  granted  under the  Company's  1995 Stock Option
     Plan.

(F3) All Other Compensation column consists only of Company contributions to the Company's Employee Retirement Plan and Trust.

The following persons have been indebted to the Company or one of its subsidiaries at some time since January 1, 1998:

Albert Lane, Jr., one of the Company's named Executive Officers, was granted a loan by Rome Research Corporation in 1997 with annual interest established at the prime rate. The loan was due in February 1998 and was secured by a Deed of Trust on real estate owned by Mr. Lane. During 1998, the largest aggregate amount outstanding (principal and interest) on this loan was $109,640. This loan, together with interest was repaid in full in February 1998.

Mr. Charles A. Constantino, an Executive Officer of the Company, was granted loans from the Company's subsidiary, Rome Research Corporation, with annual interest rates of 6.5%. The largest aggregate amount outstanding (principal and interest) under such loans in the period since January 1, 1998 was $406,050. The principal and interest of such loans are due on demand from the Company. As of March 31, 1999, the total principal and interest outstanding on such loans was $406,050.

The policies and practices of the Corporation pursuant to which the compensation set forth in the Summary Compensation Table was paid or awarded is described under "Compensation Committee Report" set forth elsewhere in this Proxy Statement.


                    Options/SAR's Granted in Last Fiscal Year
                    -----------------------------------------

The following table shows all grants of stock options to the Executive Officers named in the Summary Compensation Table during 1998. There were no stock appreciation rights ("SAR's") granted in 1998.

                                                                                  Potential Realizable
                                                                                Value  at Assumed Annual
                          Number of     % of Total                               Rates of Stock Price
                         Securities       Options                             Appreciation for Option Term
                         Underlying      Granted to     Exercise              ----------------------------
                          Options/       Employees      or Base
                            SAR's        in Fiscal       Price     Expiration
        Name               Granted         Year        ($/Share)    Date (F1)      5% (F2)      10% (F2)
        ----               -------         ----        ---------    ---------      -------      --------

Albert Lane, Jr.           20,000 (F3)     14%          $6.7188     03-19-08    $ 84,507     $ 214,158
----------

(F1) Options expire on the tenth anniversary of the date of the grant. If the holder of an Option ceases, other than by reason of death or retirement, to be employed by the Company or any subsidiary, such Option shall terminate on the earlier of the specified expiration date or three months from the termination date. In the case of death or retirement, such Option shall terminate on the earlier of the specified expiration date or the first anniversary of such death or retirement.

(F2) The dollar amounts in these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission ("SEC") and are not intended to forecast future appreciation of the Company's stock. As an alternative to the assumed potential realizable values stated in 5% and 10% columns, SEC rules would permit stating the present value of such Options at the date of grant. Methods of computing present value suggested by different authorities can produce significantly different results. Moreover, since stock Options granted by the Company are not transferable, there is no objective criteria by which any comparison of present value can be verified. Consequently, the Company's management does not believe there is a reliable method of computing the present value of such stock options.

(F3) These stock options were granted on March 19, 1998. The fair market value of the Company's common stock on March 19, 1998 was $6.7188. These Options vest as follows: 20% on each of the first through the fifth anniversaries of the date of grant, becoming fully vested on March 19, 2003.


         Aggregated Option Exercises in 1998 and Year-End Option Values
         --------------------------------------------------------------

The table which follows sets forth information concerning exercises of stock options during 1998 by each of the Executive Officers named in the Summary Compensation Table and the value of his unexercised Options as of December 31, 1998 based on a fair market value of $6.0625 per share of the Company's common stock on such date:

                                                                                   Value of Unexercised
                                                     Number of Unexercised             in-the-Money
                           Acquired     Value (F1)    Options at 12/31/98         Options at 12/31/98 (F2)
        Name             on Exercise    Realized   Exercisable   Unexercisable   Exercisable Unexercisable
        ----             -----------    ---------  -----------   -------------   -------------------------
Dr. John W. Sammon, Jr.     -----        -----        -----           -----          -----       -----

Charles A. Constantino      -----        -----        -----           -----          -----       -----

Albert Lane, Jr.            -----        -----       12,000          20,000        $ 24,750      $0

Ronald J. Casciano          -----        -----       25,400          10,000        $ 62,488      $0


(F1) The value realized equals the aggregate amount of the excess of the fair market value on the date of exercise (the average of the high and low prices of the Company's common stock as reported in the Wall Street Journal for the exercise date) over the relevant exercise price(s).

(F2) The value is calculated based on the aggregate amount of the excess of $6.0625 (the fair market value of the Company's common stock on 12/31/98) over the relevant exercise price(s).


                          COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors (the "Committee"), pursuant to its responsibilities, performs annual reviews of the performance and contribution of the Company's executive officers against annual and long term commitments and objectives to determine the nature and extent of executive compensation actions. Decisions of the Committee relative to the compensation of employee Committee members (Dr. Sammon and Mr. Constantino) are subject to review and approval by a majority of the disinterested members of the Board.

General Compensation Policy

PAR seeks to attract, motivate, reward and retain the management talent essential to achieving its business objectives and maintaining its leadership position in the industry. Compensation for PAR's executive officers in 1998 was consistent with the following principles which are the foundation of PAR's executive compensation program:

* Executive compensation must be tied to the Company's general performance and achievement of financial and strategic goals;

* Executive compensation opportunities should be competitive with those provided by other leading high technology companies of comparable size; and

*    Executive  compensation  should provide incentives that align the long-term
     financial  interests  of  the  Company's   executives  with  those  of  its
     Shareholders.

Elements of Executive Compensation

To meet its policy objectives for executive compensation, the Company's executive compensation program consists of Base Salary and Stock Options.

Base Salary. The Committee reviewed and established the annual base salary of the executive officers for the fiscal year 1998. In establishing annual base salaries, the Committee considered the salaries of relative executives in similar positions in the industry from its most recent contracted survey, the level and scope of responsibility, experience and performance of the executive, financial performance of the Company and overall general economic factors. The
Committee believes that the companies with whom the Company competes for compensation purposes are not necessarily the same companies with which Shareholder cumulative returns are compared. The peer groups used in the Performance Graph below include the Standard & Poor's 500 Stock Index and those companies deemed most comparable to the Company's businesses for measuring stock performance. An objective of the Committee is to administer the salary for each executive management position within a range with a midpoint near the average midpoint for comparable positions at companies of similar size, geographic area and lines of business. In implementing its compensation policies, the Committee also considers the individual experience and performance of the executive, the performance of the organization over which the executive has responsibility, the performance of the Company and general economic conditions. The Committee gives such weight to each factor as it deems appropriate.

Stock Options. In furtherance of the objective of providing long-term financial incentives that relate to improvement in long-term Shareholder value, the Company awards stock options to its key employees (including executive officers) under the Company's 1995 Stock Option Plan ("Option Plan"). Stock options ("Options") granted under the Option Plan may be either Incentive Stock Options as defined by the Internal Revenue Code ("Incentive Stock Options") or Options which are not Incentive Stock Options ("Nonqualified Stock Options"). Upon review of recommendations from the Compensation Committee, the Stock Option
Committee determines the key employees of the Company and its subsidiaries who shall be granted Options, the type of Options to be granted, the terms of the grant and the number of shares to be subject thereto. Option grants become exercisable no less than six months after the grant and typically expire ten years after the date of the grant. Option grants are discretionary and are reflective of the value of the recipient's position as well as the current performance and continuing contribution of that individual to the Company.

CEO Compensation for Fiscal 1998

The Committee based the 1998 compensation of the Chief Executive Officer on the policies and practices described above. In 1998, Dr. Sammon received salary compensation of $219,492, an increase of 2.5% over his 1997 salary. Dr. Sammon, the Company's founder, became a Shareholder before the Company became publicly-owned and has not, to date, been granted options under the Option Plan or any of the Company's previous stock option plans in view of his already existing substantial interest in maximizing the value of the Company's common stock. In addition, Dr. Sammon is currently Chairman of the Stock Option Committee as a "disinterested person" and is not eligible to receive stock option grants under the current Option Plan.



                                           Compensation Committee

                                           Sangwoo Ahn, Chairman
                                           Dr. John W. Sammon, Jr.
                                           Charles A. Constantino

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate by reference this Proxy Statement, in whole or in part, the above Compensation Committee Report and the Performance Graph set forth below shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 (the "1933 Act") or the Securities Exchange Act of 1934 (the "1934 Act"), except to the extent the Company specifically incorporates them by reference into a filing under the 1933 Act or the 1934 Act nor shall such Compensation Committee Report or Performance Graph be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the 1934 Act or to the liabilities of Section 18 of the 1934 Act, except to the extent that the Company specifically incorporates them by reference into a filing under the 1933 Act or the 1934 Act. As of the date of this Proxy Statement, the Company has made no such incorporation by reference or request.

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

Dr. John W. Sammon, Jr., Chairman of the Board and President of the Company and Mr. Charles A. Constantino, Executive Vice President of the Company serve as members of the Compensation Committee and the Stock Option Committee.

                                PERFORMANCE GRAPH

The following performance graph compares the cumulative total shareholder return on the Company's common stock with the Standard & Poor's 500 Index and the common stock of two peer groups, Computer Hardware Listed Industry Group (Peer Group 1) and a self constructed peer group (Peer Group 2), whose returns are weighted according to their respective market capitalizations. The graph is constructed on the assumption that $100 was invested in each of the Company's common stock, the S&P 500 Stock Index, and both peer groups on December 31, 1993. The year-end values of each investment are based on share price appreciation and the reinvestment of dividends.

[GRAPHIC - PERFORMANCE CHART - points plotted as numbers below]

               12/31/93    12/31/94     12/31/95      12/31/96     12/31/97    12/31/98
               --------    --------     --------      --------     --------    --------

PTC               100         88           120           185          121         80
PEER GROUP 1      100        136           151           196          318        457
PEER GROUP 2      100        129           169           139          156        126
S&P 500           100        101           139           171          229        294

The following companies are included in Peer Group 1 for purposes of the performance graph: JTS Corporation, Ceridian Corporation, Compaq Computer Corporation, Datapoint Corporation, Intelligent Systems Corporation, PAR Technology Corporation, Silicon Graphics Inc., Stratus Computer Inc., Sulcus Computer Corporation, and Tandy Corporation.

The Company is changing its basis of comparison from the Computer Hardware Listed Industry Group to a self constructed peer group (Peer Group 2) which it believes provides a more accurate portrayal of the Company's results as compared to companies in a similar line of business. The following companies are included in Peer Group 2: Javelin Systems, Inc., Micros Systems, Inc., PAR Technology Corporation, Radiant Systems, Inc., Tridex Corporation.


Proposal 2:  Ratification of Amendment of 1995 Stock Option Plan

On February 27, 1999, the Board of Directors voted unanimously to amend the Company's 1995 Stock Option Plan (the "Plan") to increase the number of shares reserved under the terms of the Plan from 500,000 to 1,000,000. This decision was made subject to Shareholder approval.

As of March 31, 1999, a total of 391,700 shares have been awarded pursuant to the Plan. The Board believes that the Plan has been and will continue to be an excellent means by which to attract and retain key employees. Accordingly, the Board believes the number of shares reserved for issuance should be increased to 1,000,000 and recommends approval thereof by the Shareholders. There are no current plans for the issuance of any of the additional shares. The following resolution will be proposed at the Meeting for Shareholder consideration:

     RESOLVED, that the amendment of the PAR Technology Corporation 1995 Stock Option Plan (the "Plan") to increase the total number of shares reserved for issuance under the Plan from 500,000 to 1,000,000 which was approved by the Company's Board of Directors on February 27, 1999, be and the same hereby is, approved, ratified and confirmed.

The Board of Directors recommends a vote FOR the proposal to ratify the amendment of the Company's 1995 Stock Option Plan to reserve additional shares for issuance under the Plan.


Proposal 3:  Ratification of the Selection of Independent Accountants

On the recommendation of the Audit Committee, the Board of Directors has selected PricewaterhouseCoopers LLP as the independent accountants to examine the financial statements of the Company and its subsidiaries for the year 1999. PricewaterhouseCoopers LLP (formerly Price Waterhouse LLP) has been employed to perform this function for the Company since fiscal 1980.

One or more representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Although this appointment is not required to be submitted to a vote of the Shareholders, the Board believes it is appropriate as a matter of policy to request that the Shareholders ratify the appointment. If the Shareholders do not ratify the appointment, the Audit Committee will investigate the reasons for Shareholder rejection and the Board will reconsider the appointment.

The Board of Directors recommends a vote FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the 1999 fiscal year.

                                  OTHER MATTERS

Other than the foregoing, the Board of Directors knows of no matters which will be presented at the Annual Meeting for action by Shareholders. However, if any other matters properly come before the Meeting, or any adjournment thereof, the persons acting by authorization of the proxies will vote thereon in accordance with their judgment.


                  SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

Shareholders may submit proposals on matters appropriate for Shareholder action at the Company's annual meetings consistent with the regulations adopted by the SEC and the By-Laws of the Company. To be considered for inclusion in next year's Proxy Statement and form of proxy relating to the 2000 Annual Meeting, such proposals must be received at the Company's general offices no later than the close of business December 21, 1999. If a matter of business is received by March 3, 2000, the Company may include it in the Proxy Statement and form of proxy and, if it does, may use its discretionary authority to vote on the matter. For matters that are not received by March 3, 2000, the Company may use its discretionary voting authority when the matter is raised at the Annual Meeting, without inclusion of the matter in its Proxy Statement. Proposals should be addressed to Gregory T. Cortese, Secretary, PAR Technology Corporation, PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991. The Company recommends all such submissions be by Certified Mail - Return Receipt Requested.


                       BY ORDER OF THE BOARD OF DIRECTORS



                                                  Gregory T. Cortese
                                                  Secretary


April 20, 1999